                                                                      EXHIBIT 21

LIST OF SIGNIFICANT SUBSIDIARIES OF THE BISYS GROUP, INC. AS OF JUNE 30, 2003

1.       Ascensus Insurance Services, Inc., a Utah corporation

2.       BIS LP Inc., a Delaware corporation

3.       BISYS Document Solutions L.P., a Delaware limited partnership

4.       BISYS Education Services, Inc., an Indiana corporation

5.       BISYS Financial Services Ltd., a Bermuda corporation

6.       BISYS Financing Company, a Delaware corporation

7.       BISYS Fund Services Ohio, Inc., an Ohio corporation

8.       BISYS Fund Services, Inc., a Delaware corporation

9.       BISYS Fund Services, LP, an Ohio limited partnership

10.      BISYS Hedge Fund Services, Inc., a Delaware corporation

11.      BISYS Hedge Fund Services (Ireland) Ltd., an Ireland corporation

12.      BISYS Hedge Fund Services Limited, a Bermuda corporation

13.      BISYS Information Solutions Holdings II, a Delaware corporation

14.      BISYS Information Solutions L.P., a Delaware limited partnership

15.      BISYS Insurance Services Holding Corp., a Delaware corporation

16.      BISYS Insurance Services, Inc., a Pennsylvania corporation

17.      BISYS, Inc., a Delaware corporation

18.      BISYS Private Equity Services, Inc., a Delaware corporation

19.      BISYS Retirement Services Holding Corp., a Delaware corporation

20.      BISYS Retirement Services, Inc., a Delaware corporation

21.      Document Solutions, Inc., a Delaware corporation

22.      DSI LP Inc., a Delaware corporation

23.      Hanleigh Management, Inc., a New Jersey corporation

24.      Life Brokerage Corporation, a Florida corporation

25.      Potomac Insurance Marketing Group, Inc., a Maryland corporation

26.      Select Insurance Marketing Corp., a Washington corporation

27.      The TONER Organization, Inc., a Pennsylvania corporation

28.      Tri-City Brokerage of Illinois, Inc., an Illinois corporation

29.      Tri-City Brokerage, Inc., a California corporation

30.      Tri-City Insurance Brokers, Inc., a New York corporation

31.      Universal Pensions, Inc., a Minnesota corporation